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Exhibit 99.1

[Univision Communications Inc. Letterhead]

WORLD'S LEADING SPANISH-LANGUAGE MEDIA COMPANIES UNIVISION COMMUNICATIONS, GRUPO TELEVISA AND VENEVISION—FORM LANDMARK MULTI-FACETED ALLIANCE

LOS ANGELES, MEXICO CITY and CARACAS—December 20, 2001—The world's leading Spanish-language media companies—Univision Communications Inc., Grupo Televisa, S.A. and Venevision—jointly announced today that they have reached a multi-faceted global alliance to further penetrate the rapidly growing U.S. Hispanic market. This landmark agreement aligns the resources of Univision—which owns the #1 Spanish-language broadcast network in the U.S. and fifth largest U.S. network overall, the #1 Spanish-language cable network in the U.S., the #1 Spanish-language internet portal in the U.S. and the fastest-growing Spanish-language record label—with the resources of Televisa, the world's largest media company in the Spanish-speaking world, and Venevision, a member of the Cisneros Group of Companies, the largest privately held broadcast, media, technology, consumer products and telecommunications organization in the world and the leading television network in Venezuela.

Under this comprehensive agreement, Univision's three networks—Univision, Telefutura (Univision's new network scheduled to launch January 14, 2002), and Galavision—will now have exclusive U.S. broadcast rights to Televisa and Venevision programming, the most popular Spanish-language programming in the world, through 2017. As part of the agreement, Televisa and Venevision will increase their ownership stake in Univision Communications. In addition, Univision will acquire Televisa's music recording company, Fonovisa, North America's premier Latin music label. Univision and Televisa have also agreed to form a strategic joint venture to leverage Televisa's satellite and pay-TV programming in the U.S.

"This extraordinary agreement represents the most important and broad-reaching alliance in Spanish-language media today," said A. Jerrold Perenchio, Chairman, President and Chief Executive Officer, Univision Communications Inc. "This strategic transaction further aligns the interests of Univision and its world-class programming partners, Televisa and Venevision, and will enable all three companies to significantly accelerate future growth by capitalizing on the tremendous opportunities in the U.S. Hispanic market. I look forward to working closely with our partners Televisa and Venevision in the years to come."

Emilio Azcarraga Jean, Chairman, President and Chief Executive Officer of Grupo Televisa, will join Univision's Board of Directors as Vice Chairman. Mr. Azcarraga said, "I am pleased to be joining Univision's Board of Directors. This agreement vastly expands the reach of our programming distribution network in the important and growing U.S. Hispanic market. This partnership also enables Televisa to participate in Univision's enhanced growth opportunities in the U.S. through our increased equity ownership in the company as well as through our increased royalty fees. We are thrilled to build on what has been a tremendous alliance and look forward to growing our businesses together."

"We are excited to join our partners, Univision and Televisa, in strengthening this already successful strategic alliance which we started 9 years ago, almost to the day. The agreements we have reached not only benefit the Univision network, but they will also ensure a solid and profitable launch of the Telefutura network, which will serve the rapidly growing U.S. Hispanic market," said Gustavo Cisneros, Chairman and Chief Executive Officer of The Cisneros Group of Companies.

Under terms of the expanded programming agreement, Univision will pay Televisa an additional fee of 3% on incremental net time sales on Univision and Galavision, as well as a 12% fee on sales of Telefutura, subject to certain adjustments. Venevision may also be eligible for up to 3% of additional fees on incremental net time sales on Univision and Galavision if it meets certain performance targets as well as additional Telefutura fees subject to program usage. In addition, certain Univision governance rights previously held by Televisa and Venevision have been amended or eliminated, which will give Univision additional flexibility to pursue future strategic opportunities.

Under the agreement, Televisa will also make an equity investment in Univision of $375 million and will receive preferred shares of Univision automatically convertible upon receipt of required regulatory approvals into Univision Class A Common Stock. Televisa's fully diluted ownership stake in Univision will increase to approximately 15%. Also as part of the transaction, Venevision's fully diluted ownership stake in Univision will increase to approximately 19%.

Univision has also agreed to acquire Televisa's regional music recording business, Fonovisa, for 6 million shares of Univision Class A Common Stock and 100,000 warrants. Univision will merge Fonovisa into the Univision Music Group, which includes a 50% ownership stake in Mexican-label Disa Records. Fonovisa, based in Los Angeles, includes an impressive roster of 120 artists, which span a broad range of Spanish-language musical genres.

In addition, Televisa and Univision have agreed to create a 50/50 joint venture to introduce Televisa's powerful satellite and cable pay-TV programming in the U.S. and create future channels. Televisa's existing channels include three music video channels and two movie channels.

CONFERENCE CALL DETAILS

Univision, Televisa and Venevision will discuss the transaction in a conference call with the investment community on Thursday, December 20, at 11:00 a.m. ET. The call can be accessed by dialing 800-937-4591 (within the U.S.) and 212-346-7475 (outside the U.S.). Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website from December 20 through December 27, as well as by replay for twenty-four hours by dialing 800-633-8284 (within the U.S.) or 858-812-6440 (outside the U.S.) and entering reservation number: 20142907.

About Grupo Televisa

Grupo Televisa S.A., is the largest media company in the Spanish-speaking world, and a major player in the international entertainment business. It has interests in television production and broadcasting, programming for pay television, international distribution of television programming, direct-to-home satellite services, publishing and publishing distribution, music recording, cable television, radio production and broadcasting, professional sports and show business promotions, paging services, feature film production and distribution, dubbing, and the operation of a horizontal Internet portal. Grupo Televisa also has an unconsolidated equity stake in Univision, the leading Spanish-language television company in the United States.

About Venevision and The Cisneros Group of Companies

The Cisneros Group of Companies, the largest privately held broadcast, media, technology, consumer products and telecommunications organization in the world, includes:

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  Venevision International, one of the largest distributors of Spanish-language television programming in the world and a successful producer with operations in the U.S. and in other South American countries.

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  Venevision, Venezuela's leading television network and programmer and one of the largest Spanish program producers in South America.

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  America Online Latin America, a partnership with AOL that provides global interactive services to the region. With more than one million subscribers, the company completed a successful IPO in August 2000 and trades under the ticker AOLA.

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  Partnership with Hughes Electronics to form DIRECTV Latin America. With over 1.5 million subscribers, DIRECTV Latin America broadcasts 144 channels to 27 countries, providing a complete range of the most technologically advanced interactive services, such as online banking, telephony and data transmission.

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  Partnership with Hicks Muse Tate & Furst to create The Ibero-American Media Partners (IAMP), a $500 million fund that invests in media properties in Latin America, Spain and Portugal. IAMP assets include Claxson Interactive, which provides 14 channels to approximately 6 million pay television households through over 1,000 cable system operators. In Chile, Claxson owns Chilevision, the Chilean national broadcast network, and Ibero American Radio Chile (IARC), which operates 8 leading radio stations comprising 52% of the market. Furthermore, Claxson has interests in Caracol Television, one of two private national broadcast networks in Colombia.

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  Pueblo Xtra International, the leading food retailer and video chain in Puerto Rico, and the US Virgin Islands

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  Regional, a leading brewery in Venezuela

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  Interests in Eccelera Technology & Internet holdings, a $40 million company, that invests in Internet start-up companies in Latin America, Spain and Portugal

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  Interests in Panamco, the largest bottler of Coca-Cola outside of the U.S.; Spalding the leading sporting goods company; and Evenflo, a maker of infant products.

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  Los Leones del Caracas, one of the most successful baseball teams in Venezuela.

About Fonovisa

Based in Los Angeles, California, Fonovisa is North America's premier Latin music label. Formerly a subsidiary of Grupo Televisa, Fonovisa has led in sales of popular Mexican music since its inception in 1986, and has catapulted some of today's major stars into international markets and into the taste of mainstream America. Fonovisa's roster comprises the best of the best in Norteno, Banda, Ranchero, Grupo, Vallenato, and Pop music with Latin superstars like Marco Antonio Solis, Tigres Del Norte, Los Temerarios, Conjunto Primavera, Banda El Recodo and Los Angeles de Charly.

About Univision

Univision Communications Inc., the leading Spanish-language television broadcast company in the United States, reaches 95 percent of U.S. Hispanic households through its owned-and-operated stations, 32 broadcast affiliates and 1,103 cable affiliates nationwide. The Company's operations include Univision Network, the most-watched Spanish-language television network in the U.S.; Univision Television Group, which owns and operates 12 full-power and 7 low-power television stations, including full-power stations in 11 of the top 15 U.S. Hispanic markets; Galavision, the Country's leading Spanish-language cable network, Univision Online, the premier Internet company in the U.S. Hispanic market reaching 80% of the nation's Spanish-speaking online audience at www.univision.com; the Univision Music Group, which includes a 50% interest in one of the leading Mexican music publishing and recording company Disa Records; and Telefutura, a new Spanish-language network scheduled to launch in January 2002. Univision is headquartered in Los Angeles, with network operations in Miami and television stations and sales offices in major cities throughout the United States.

Forward Looking Statements

This press release contains forward-looking statements regarding the Companies' results and prospects. Actual results could differ materially from these statements. The forward-looking statements in this press release should be read in conjunction with the factors described in the Companies' periodic reports with the Securities and Exchange Commission, which, among others, could cause actual results to differ materially for those contained in forward-looking statements made in the press release and in oral statements made by authorized officers of the Companies. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Companies undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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WORLD'S LEADING SPANISH-LANGUAGE MEDIA COMPANIES UNIVISION COMMUNICATIONS, GRUPO TELEVISA AND VENEVISION—FORM LANDMARK MULTI-FACETED ALLIANCE